SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) January 12, 2009

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4
_____________________________________________
(Address of principal executive offices) (Zip Code)

(416) 359-7805
__________________
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

On January 9, 2009, the audit committee of Blacksands Petroleum Inc. (the “Company”) concluded that there is an accounting error in its financial statements filed in its Form 10-KSB for the years ended October 31, 2007, and in its Form 10-Qs for the quarters of January 31, 2008, April 30, 2008, and July 31, 2008. The error relates to the inappropriate capitalization of expenses as Oil and Gas Property Costs in each period. Amounts that should have been expensed have been capitalized, resulting in an understatement of the Company’s net loss, an overstatement of the Company’s Oil & Gas Property Costs, and a mis-statement of the Minority Interest Liability amount. The Company’s audit committee has discussed the accounting error with their independent accountants.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description
99.1	News Release dated January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

January 12, 2009	By: /s/ Paul A. Parisotto __________________________________ Name: Paul A. Parisotto Title: President and Chief Executive Officer